Exhibit 99.1

SYNERGY PHARMACEUTICALS PROVIDES UPDATE ON ONGOING FDA REVIEW OF PLECANATIDE CIC NDA AND IBS-C CLINICAL DEVELOPMENT PROGRAM

NEW YORK, July 15, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced it has reached the Food and Drug Administration (FDA) mid-cycle review milestone for the plecanatide new drug application (NDA) in chronic idiopathic constipation (CIC). Additionally, the company is providing an update on the ongoing irritable bowel syndrome with constipation (IBS-C) program.

“We are pleased with the progress and ongoing dialogue with the FDA,” said Gary S. Jacob, Chairman and CEO of Synergy Pharmaceuticals, “We remain optimistic about the potential approval of plecanatide in CIC by the PDUFA date of January 29, 2017. I am also very pleased with the progress our commercial, medical affairs and supply chain teams have made in recent months as we anticipate bringing this important new treatment option to CIC patients and their caregivers early next year.”

Furthermore, the company has decided to continue patient enrollment for its two ongoing phase 3 clinical trials with plecanatide in IBS-C. The decision to continue enrollment comes after trial monitoring demonstrated a slower enrollment pace combined with an increase in the number of patients not meeting randomization criteria after the screening period prior to starting treatment.

“Our first priority is to ensure high quality trials that reflect our rigorous standards and expectations,” said Dr. Jacob, “To that end, we are updating our timing for top-line data in both trials to the fourth quarter of this year and intend to file the plecanatide NDA in IBS-C in the first quarter of 2017. We remain confident that plecanatide will continue to deliver outstanding clinical results consistent with previous trials, ultimately providing an important treatment option for patients suffering from IBS-C.”

About Plecanatide

Plecanatide is currently being evaluated for use as a once-daily tablet for two functional gastrointestinal (GI) disorders, CIC and IBS-C. Plecanatide is a peptide made up of 16 amino acids. It is structurally similar to uroguanylin with the exception of a single amino acid change. Plecanatide is the first investigational drug designed to replicate the function of uroguanylin, a naturally occurring human GI peptide, by working locally in the upper GI tract to stimulate digestive fluid movement and support regular bowel function. In 2015, Synergy announced positive phase 3 data with plecanatide in two pivotal CIC clinical trials and on January 29, 2016, the company submitted its first new drug application (NDA) for plecanatide in CIC. If approved, Synergy plans to launch plecanatide with the CIC indication in the first quarter of 2017.

About Synergy Pharmaceuticals

Synergy Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. The company has pioneered discovery, research and development efforts around uroguanylin analogs for the treatment of functional GI disorders and inflammatory bowel disease. Synergy’s proprietary GI platform is based on uroguanylin and includes two lead product candidates — plecanatide and dolcanatide. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

COMPANY CONTACT:

Gem Hopkins

Vice President, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com